SECURED SUBORDINATED NOTE

$1,250,000.00	Issue Date: As of December 27, 2006

Dental Patient Care America, Inc., a Utah corporation (the “Company”), Dental Cooperative, Inc., a Utah corporation, U.S. Dentist Direct, Inc., a Utah corporation, and Dental Practice Transitions, Inc., a Utah corporation (collectively the “Maker”), for value received, hereby jointly and severally promise to pay to the order of Heartland Dental Care, Inc. a Delaware corporation (“Holder”), and registered assigns the stated principal amount of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000) or so much thereof as shall be funded (the “Principal Amount”). All cash payments made on this Note shall be made to Holder by wire transfer of immediately available funds to Holder’s account at such bank in the United States as may be specified in writing by Holder to the Company.

•              Maturity Date. The Principal Amount of this Note shall be due and payable in full April 30, 2012 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. There shall be no amortization prior to maturity.

•              Interest. Interest on the Principal Amount outstanding from time to time shall be payable at the rate of ten percent (10%) per annum from the Issue Date set forth above until payment in full of the Principal Amount has been made. Interest payments shall be due and payable on the first day of each calendar quarter commencing January 1, 2007. During the first two years of the term of the Note, provided that no default or Event of Default has occurred or is continuing, payment of interest may be made, at the option of the Company, by issuing to Holder additional Notes of like kind and tenor in the amount of the accrued but unpaid interest of the Company. After the second anniversary of the Note, interest shall be payable solely in cash. Any installment of the Principal Amount or interest not paid when due, by acceleration or otherwise, or upon the occurrence and during the continuation of an Event of Default, shall bear interest after the due date at the rate of 14.00% per annum. Such default interest shall be payable in cash.

•	Collateral.

(a)           Loan Agreement; Security Interest. By Loan, Security and Warrant Agreement of even date herewith (the “Loan Agreement”) Maker grants to Holder to secure this Note a security interest and lien on all of the tangible and intangible assets of Maker, whether now owned or existing, hereafter acquired or arising, or in which Maker now or hereafter has any rights, and wheresoever located including, without limitation: (i) Accounts, (ii) Accounts Receivable; (iii) Chattel Paper; (iv) Documents; (v) Equipment; (vi) General Intangibles; (vii) Instruments; (viii) Inventory; (ix) Investment Property; (x) all monies, residues, and property of any kind now or at any time hereafter in the possession or under the control of Maker; (xi) Real Property; (xii) all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies; and (xiii) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of Maker pertaining to any of the

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foregoing (collectively, the “Collateral”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

(b)           Subordination. The Note shall be subordinated to liens securing indebtedness arising under existing Senior Credit Facilities (and any permitted refinancing thereof), if any, not to exceed $30,000,000 in the aggregate.

(c)           Collections; Holder’s Right to Notify Debtors; Verification. Maker hereby authorizes Holder, at any time or times after an Event of Default to: (i) notify any or all debtors that the Accounts Receivable has been assigned to Holder and that Holder has a security interest therein; and (ii) direct such debtors to make all payments due from them to Maker upon the Accounts Receivable directly to a lock box designated by Holder. Holder shall promptly furnish Maker with a copy of any such notice sent. Any such notice, in Holder’s sole discretion, may be sent on Maker’s stationery, in which event Maker shall co-sign such notice with Holder.

(d)           Consignment of Inventory. Maker shall not at any time permit any Inventory to be placed on consignment with any person or entity without the prior written consent of Holder. Any consent to a consignment of Inventory may be conditioned upon Maker and consignee executing and delivering to Holder such consignment agreements and other instruments, financing statements and other documents as Holder shall request.

(e)           Proceeds of Equipment. Maker shall not, without the prior written consent of Holder, sell, lease, grant a security interest in or otherwise dispose of or encumber any Equipment, or any part thereof, provided that Maker may sell obsolete, redundant or unnecessary Equipment in the ordinary course of business upon written notice to Holder. Upon any disposition of Equipment, Maker shall, unless otherwise agreed to by Holder, deliver all the cash proceeds to Holder or its designee, which proceeds shall be applied to payments under the Note. The foregoing notwithstanding, Maker shall have the right to trade in obsolete, redundant or unnecessary Equipment in connection with the purchase of new Equipment, provided that such new Equipment is subject to Holder’s security interest free and clear of all other liens and encumbrances.

(f)           Proceeds of Real Property. Maker shall not, without the prior written consent of Holder, sell, lease (as lessor or sublessor), grant a mortgage in or otherwise encumber any Real Property or any part thereof. Upon any such disposition, Maker shall deliver all of the proceeds thereof to Holder or its designee to be applied to the repayment of the Note.

•	Events of Default.

(a)           Event of Default. An “Event of Default” shall occur hereunder if: (i) Maker shall fail to pay any Principal Amount or interest hereunder when due (whether by maturity, acceleration or otherwise), (ii) any proceedings shall be instituted by or against Maker under the provisions of any Federal bankruptcy, reorganization, arrangement of debt, insolvency or receivership laws or similar state or Federal laws providing for the relief of debtors and is not discharged within thirty (30) days thereafter; (iii) Maker shall make an assignment for the benefit of its creditors; (iv) any proceedings shall be instituted by or against Maker for its liquidation or dissolution and is not discharged within thirty (30) days thereafter or Maker’s business as a going concern shall terminate for any reason; (v) any covenant herein or in the Loan Agreement shall be breached and not cured or any representation or warranty herein, in the Loan Agreement or in any written statement pursuant hereto or thereto, report, financial statement or certificate made or delivered to Holder by Maker shall be untrue or incorrect in any material respect as to Maker, as

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of the date when made or deemed made; (vi) Maker shall pledge, encumber, assign or transfer all or substantially all of its assets without the prior written consent of Holder; (vii) any material provision of any Collateral Document shall for any reason cease to be valid or enforceable in accordance with its terms or any security interest created in the Collateral material in amount or nature shall cease to be a valid and perfected security interest or Lien (except as otherwise permitted herein or therein) (viii) Maker shall suffer an event of default as to any other indebtedness for borrowed money which shall not have been cured within applicable notice and grace periods or (ix) Maker suffers a default under the Loan Agreement, Warrant Registration Rights Agreement, Consulting Agreement or any other agreement with or obligation to Holder.

(b)           Acceleration of Maturity Date; Remedies. Upon the occurrence of an Event of Default, at the option of Holder, the entire unpaid Principal Amount together with interest thereon shall become immediately due and payable and if not then paid, Holder may proceed as provided herein below cumulatively and not exclusively. In no event shall Holder be obligated to fund any unfunded balance of this Note after the occurrence of an Event of Default. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy; provided, however, that upon the occurrence of an Event of Default specified in Sections 4(a)(ii), (iii) (iv) and (vi) above, the entire unpaid Principal Amount together with interest thereon shall become due and payable without declaration, notice or demand by Holder. Upon the occurrence of an Event of Default, Holder may pursue all of its remedies at law and in equity.

No delay or failure on the part of Holder to exercise any right or remedy accruing to it hereunder, upon any Event of Default shall be held to be an abandonment thereof. No delay on the part of Holder in exercising any of their rights or remedies shall preclude it from the exercise thereof at any time during the continuance of any Event of Default. No waiver of an Event of Default shall be deemed a waiver of any subsequent Event of Default. All waivers under this Note must be in writing.

(c)           Waivers by Maker. Except as otherwise provided for in this Note and applicable law, Maker waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Holder on which Maker may in any way be liable and hereby ratifies and confirms whatever Holder may do in this regard; (ii) all rights to notice and a hearing prior to Holder’s taking possession or control of, or to Holder’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Holder to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption laws. Maker acknowledges that it has been advised by counsel of its choice with respect to this Note and the transactions evidenced by this Note.

5.           Representations and Warranties. Maker, jointly and severally,. represent and warrant to Holder that the representations and warranties of Maker set forth in the Loan Agreement are true, accurate and compete.

6.	General Provisions.

(a)         Maker intends and believes that each provision in this Note comports with all applicable local, state and Federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law

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to be in violation of any applicable law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or enforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Maker and Holder or Holders hereof under the remainder of this Note and all related documents and agreements shall continue in full force and effect. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise hereof, shall the amount paid or agreed to be paid to Holders hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever, the fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity proscribed by the law which a court of competent jurisdiction may deem applicable hereto then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance Holder hereof shall ever receive as interest an amount which would achieve the highest lawful rate, such amount which would be excessive interest shall applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

(b)         The captions to the various paragraphs hereof are for convenience of reference and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

(c )       This Note and all the provisions hereof shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Holder and his successors and assigns.

(d)           No provision of this Note may be waived, changed, modified or discharged without an agreement in writing signed by the party against whom enforcement of such waiver, change, modification or discharge is sought.

(e)           Time is of the essence as to all dates set forth herein subject to any applicable grace or cure period or notice expressly provided herein; provided, however, that unless otherwise stated, whenever any payment to be made under this Note shall be stated to be due on a day other than a business day, such payment shall be made on the immediately preceding business day.

(f)           Maker agrees that its liability shall not in any manner be effected by any indulgence, extension of time, renewal, waiver, modification granted or consented to by Holder and Maker consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, without notice to Maker and without affecting its liability hereunder.

(g)           If this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Maker promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and disbursements.

(h)           All parties now or hereafter liable with respect to this Note, whether Maker, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for

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payment, demand, notice of non-payment or dishonor, protest and notice of protest. No failure to accelerate the indebtedness evidence hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note or applicable law, or indulgences granted from time to time shall be construed: (i) as a novation of this Note or as a reinstatement of the indebtedness evidence hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note; or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of California.

7.           Governing Law, Jurisdiction and Venue. This Note is a contract under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State.

MAKER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN COOK COUNTY, ILLINOIS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE. MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE OR TO ANY DEALINGS OF THE MAKER AND HOLDER WITH RESPECT TO THIS NOTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MAKER AGREES THAT HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF MAKER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUCH DISPUTE OR CONTROVERSY BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.           Holder’s Acknowledgements. By acceptance of this Note, Holder represents and warrants to Maker that: (a) by reason of Holder’s business and financial experience Holder has the capacity to protect Holder’s interests in this transaction and is accepting this Note and any shares of Common Stock of the Company issued under the terms of this Note for Holder’s own account and not with a present view to distribution; (b) Holder is an accredited investor, as that term is defined in Rule 501 of Regulation D promulgated under the Federal Securities Act of 1933, as amended; (c) Holder is aware that neither this Note nor any shares of Common Stock issuable as interest will be registered under the Federal Securities Act of 1933, as amended, and accordingly, none may be transferred or sold without compliance with the registration requirements of said Act or the availability of an exemption from such registration, and this Note and any certificates evidencing shares of common stock issued hereunder shall bear a legend to such effect.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the Issue Date set forth above.

DENTAL PATIENT CARE AMERICA, INC.,

a Utah corporation

By:   /s/

Name:_____________________________

Title: _____________________________

DENTAL COOPERATIVE, INC.,

a Utah corporation

By:    /s/__________________________________

Name:_____________________________

Title: ____________________________

U.S. DENTIST DIRECT, INC.,

a Utah corporation

By:   /s/ _________________________________

Name: ___________________________

Title: ___________________________

DENTAL PRACTICE TRANSITIONS, INC.,

a Utah corporation

By:   /s/__________________________________

Name:_____________________________

Title: ____________________________

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